UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2025

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36798	98-1205464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PANL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On August 27, 2025, the Audit Committee of the Board of Directors of Pangaea Logistics Solutions Ltd. (the “Company”) completed a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Following that process, on August 27, 2025, the Company informed Grant Thornton LLP (“Former Auditor”) of its dismissal as the Company’s independent registered public accounting firm, effective immediately. The reports of the Former Auditor on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and during the subsequent interim period through August 27, 2025, there were (1) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreements in connection with its reports, and (2) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than, as previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, a material weakness in internal control over financial reporting related to the application of ASC 606, Revenue from Contracts with Customers, in accounting for certain customer reimbursements. The Board of Directors discussed this matter with the Former Auditor and the Company has authorized the Former Auditor to respond fully to any inquiries of the New Auditor, as defined below, with respect to this matter.

The Company provided the Former Auditor with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that the Former Auditor furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

Following the competitive process to determine the Company’s independent registered public accounting firm, on August 27, 2025, the Audit Committee approved the engagement of Deloitte & Touche LLP. (“New Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and during the subsequent interim period through August 27, 2025, neither the Company, nor anyone on its behalf, consulted with the New Auditor with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description

16.1    Letter from Grant Thornton LLP. to the Securities and Exchange Commission, dated August 29, 2025.

104    Cover Page Interactive Data File ( embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2025

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Gianni Del Signore
Name: Gianni Del Signore Title: Chief Financial Officer